PRESS RELEASE

FOR IMMEDIATE RELEASE
Contact:	Ralph E. Coffman
(606) 324-2931

POAGE BANKSHARES, INC. REPORTS APPOINTMENT OF CHAIRMAN OF THE BOARD OF DIRECTORS

Ashland, Kentucky – December 4, 2014.  Poage Bankshares, Inc. (NASDAQ: PBSK) (the “Company”), the holding company for Town Square Bank (“Town Square”), today reports that Thomas P. Carver, the current Vice Chairman of the Board of Directors, has been appointed as Chairman of the Boards of Directors of the Company and Town Square to fill the vacancy created by the recent passing of former Chairman J. Thomas Rupert.  Thomas Burnette was appointed as Vice Chairman of the Boards of Directors of the Company and Town Square.

About Poage Bankshares, Inc.

Poage Bankshares, Inc. is the savings and loan holding company for Town Square Bank.  Originally chartered in 1889 under the name “Home Federal Savings and Loan Association” and headquartered in Ashland, Kentucky, Town Square Bank conducts its operations from 10 full-service banking offices located in Ashland, Flatwoods, South Shore, Louisa, Greenup, Nicholasville, and Catlettsburg, Kentucky.